Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K.

Introduction

As previously announced on April 27, 2023, Arrowroot, Merger Sub, and iLearningEngines entered into the Merger Agreement, pursuant to which Merger Sub was to be merged with and into iLearningEngines, whereupon the separate corporate existence of Merger Sub would ceased and iLearningEngines, renamed as iLearningEngines Holdings, Inc., would become the surviving company and continue in existence as a wholly owned subsidiary of Arrowroot, on the terms and subject to the conditions set forth therein. The Business Combination closed on April 16, 2024.

Upon the closing of the Business Combination, Arrowroot has been renamed as “iLearningEngines, Inc.” (“New iLearningEngines”). New iLearningEngines is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination and other events contemplated by the Merger Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 Amendments to Financial Disclosures about Acquired and Disposed Businesses.

iLearningEngines was incorporated in Delaware on November 17, 2010. The Company offers an AI Learning and Engagement platform focused on automation of learning and enabling organizations to drive mission critical outcomes at scale. The Company’s cloud-based platform is being deployed globally into some of the most demanding vertical markets including healthcare, education, insurance, retail, oil & gas/energy, manufacturing and the government.

Arrowroot was a blank check company incorporated in Delaware on November 5, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 4, 2021, the Company consummated its initial public offering of 28,750,000 Units, including 3,750,000 units as a result of the underwriter’s full exercise of their over-allotment option at an offering price of $10.00 per unit and a private placement with sponsor, Arrowroot Acquisition LLC, of 8,250,000 private placement warrants at a price of $1.00 per warrant. The net proceeds from Units together with certain of the proceeds from the Private Placement, $287,500,000 in the aggregate, were placed in a trust account established for the benefit of the Company’s public stockholders and the underwriter of the initial public offering with Continental Stock Transfer & Trust Company acting as trustee. On February 28, 2023, Arrowroot held a special meeting of its stockholders regarding the Extension, at which Arrowroot stockholders approved the Extension. Approximately 85% of the Public Shares in the Trust were redeemed in connection with the Extension leaving approximately $45 million in the Trust Account after the satisfaction of such redemptions.

On February 2, 2024, the Company held a special meeting of stockholders (the “Extension Special Meeting”) to approve an amendment to Arrowroot’s amended and restated certificate of incorporation, as amended (the “Charter Amendment”), to extend the Termination Date from February 4, 2024 to March 6, 2024 (the “Initial Subsequent Charter Extension Date”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate an initial business combination on a monthly basis up to five times by an additional one month each time after the Initial Subsequent Charter Extension Date (the Initial Subsequent Charter Extension Date, as further extended by the Company, the “Subsequent Extension Date”), by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until August 6, 2024, unless the closing of an initial business combination shall have occurred prior thereto (the “Subsequent Extension Proposal”).

In connection with the vote to approve the Charter Amendment, the holders of 3,428,783 shares of Class A common stock properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.59 per share, for an aggregate redemption amount of $36,309,429. After the satisfaction of such redemptions, the balance in the Company’s Trust Account was approximately $10.77 million.

Merger Sub was a newly formed, wholly owned, direct subsidiary of Arrowroot that was formed for the purposes of consummating the Business Combination on April 27, 2023. Merger Sub has no material assets and did not operate any businesses. Accordingly, no financial statements of Merger Sub have been included in this Form 8-K.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2023 assumes that the Business Combination occurred on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 present pro forma effect to the Business Combination as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New iLearningEngines financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New iLearningEngines. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

The historical financial information of iLearningEngines was derived from the audited consolidated financial statements as of and for the year ended December 31, 2023 included elsewhere in this Form 8-K. The historical financial information of Arrowroot was derived from the audited consolidated financial statements as of and for the year ended December 31, 2023 included in Arrowroot’s Form 10-K incorporated into this Form 8-K by reference. The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited financial statements of each of iLearningEngines and Arrowroot and the notes thereto, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Form 8-K.

Description of the Business Combination

Merger Agreement

On April 27, 2023, Arrowroot entered into the Merger Agreement with the Merger Sub and iLearningEngines. The Merger Agreement provided that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other transactions) contemplated by the Merger Agreement. At the Closing of the Business Combination on April 16, 2024, (i) Merger Sub merged with and into iLearningEngines, the separate corporate existence of Merger Sub ceased and iLearningEngines is the surviving corporation and a wholly owned subsidiary of Arrowroot, (ii) iLearningEngines changed its name to “iLearningEngines Holdings, Inc.” and (iii) Arrowroot changed its name to “iLearningEngines, Inc.”

Upon the Closing of the Business Combination, subject to the terms and conditions of the Merger Agreement, each share of the iLearningEngines Common Stock, each share of iLearningEngines Restricted Stock, each iLearningEngines RSU and each iLearningEngines Warrant has been converted into the right to receive a portion of the Merger consideration as set forth in the Merger Agreement.

Other Agreements Related to the Merger Agreement

Stockholder Support Agreement

In connection with the execution of the Merger Agreement, Legacy iLearningEngines’ stockholders holding sufficient shares of iLearningEngines common stock to meet the Requisite Approval entered into support agreements (collectively, the “iLearningEngines Support Agreements”) with ARRW and Legacy iLearningEngines, pursuant to which, among other things, such stockholders of Legacy iLearningEngines agreed to: (i) not transfer, arrange to transfer or announce any transfer of any Legacy iLearningEngines shares such stockholders holds or may acquire, other than transfers to other stockholders of Legacy iLearningEngines that are party to the iLearningEngines Support Agreements, transfers for estate planning purposes or pursuant to intestacy laws, transfers that are a distribution to partners, members or affiliates of such stockholder or transfers of Incentive Shares; (ii) approve and adopt the Merger Agreement, the ancillary agreements thereto and the transactions contemplated thereby; (iii) vote against or withhold consent with respect to any merger, purchase of all or substantially all of Legacy iLearningEngines’ assets or other business combination transactions other than the Business Combination; (iv) vote against or withhold consent with respect to any proposal, action or agreement that would impede or frustrate the Business Combination, result in a breach of any representation, warranty or covenant in the Merger Agreement or result in a condition to the Business Combination being unfulfilled; (v) not commence or join any class in a class action challenging the validity of the Business Combination or alleging a breach of fiduciary duty by any person in connection with the Business Combination; and (vi) waive dissenters’ rights, appraisal rights or similar rights under Delaware law. The iLearningEngines Support Agreements will terminate upon the earliest to occur of: (i) the effective time of the Merger Agreement; (ii) the termination of the Merger Agreement; and (iii) as to each Legacy iLearningEngines stockholder a party thereto, upon the written agreement of ARRW, Legacy iLearningEngines and such Legacy iLearningEngines stockholder.

The foregoing description of the iLearningEngines Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the iLearningEngines Support Agreements, the form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, ARRW entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor, Legacy iLearningEngines, Dixon Doll and Will Semple. Pursuant to the Sponsor Support Agreement, each of the Sponsor and Dixon Doll and Will Semple agreed to (i) vote all shares of ARRW Common Stock held by such person in favor of the Business Combination, (ii) discharge any Excess Transaction Expenses (as defined in the Merger Agreement) by payment in cash or elect, at the option of such person, to have ARRW discharge any Excess Transaction Expenses by payment in cash against a corresponding cancellation of shares of ARRW Common Stock held by such person (or any combination thereof), (iii) loan all amounts contemplated by the proxy statement filed by Arrowroot on or about February 13, 2023, pursuant to which the Arrowroot stockholders approved the extension deadline by which Arrowroot must complete its business combination to July 6, 2023, including any amounts required in connection with any additional extension of such deadline, (iv) contribute the Sponsor Incentive Shares, (v) waive any adjustment to the conversion ratio set forth in the governing documents of ARRW or any other anti-dilution or similar protection with respect to the Class B Common Stock, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement, and (vi) agree to be bound by any restrictions on transfer set forth in ARRW’s by-laws, in each case, on the terms and subject to the conditions set forth therein.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, the form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

2023 Convertible Note Purchase Agreements

On April 27, 2023, Legacy iLearningEngines entered into a convertible note purchase agreement (the “2023 Convertible Note Purchase Agreement”), with certain investors (collectively, with all investors who may become party to the 2023 Convertible Note Purchase Agreement thereafter, the “2023 Convertible Note Investors”), pursuant to which, among other things, Legacy iLearningEngines issued and sold to the 2023 Convertible Note Investors convertible notes due in October 2025 (“2023 Convertible Notes”) with aggregate principal amount of $17,400,000, including to affiliates of the Sponsor. Each 2023 Convertible Note accrued interest at a rate of (i) 15% per annum until the aggregate accrued interest thereunder equals 25% of the principal amount of such note, and (ii) 8% per annum thereafter. Immediately prior to the consummation of the Business Combination, each 2023 Convertible Note automatically converted into 4,971,076 shares of Legacy iLearningEngines thereby entitling the holder thereof to receive, in connection with the consummation of the Business Combination, a number of shares New iLearningEngines Common Stock (rounded down to the nearest whole share) equal to (i) 2.75, multiplied by the outstanding principal under such 2023 Convertible Note, plus all accrued and unpaid interest thereon, divided by (ii) $10.00. A description of the 2023 Convertible Notes is included in the Proxy Statement/Prospectus in the section entitled “Certain Arrowroot Relationships and Related Party Transactions  —  Promissory Notes” beginning on page 261 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

2024 Convertible Note Purchase Agreements

On March 21, 2024, Legacy iLearningEngines entered into the 2024 convertible note purchase agreement (the “2024 Convertible Note Purchase Agreement”) with an investor (the “March Investor”) pursuant to which, among other things, Legacy iLearningEngines issued and sold a 2024 Convertible Note to the March Investor with an aggregate principal amount of $700,000. On April 16, 2024, Legacy iLearningEngines entered into the 2024 Convertible Note Purchase Agreement, with certain investors (collectively, the “April Investors” and, together with the March Investor, the “2024 Convertible Note Investors”), pursuant to which, among other things, Legacy iLearningEngines issued and sold to the 2024 Convertible Note Investors convertible notes due in October 2026, (“2024 Convertible Notes”) with an aggregate principal amount of $29,414,500 (including the initial $700,000 note). Each 2024 Convertible Note accrued interest at a rate of (i) 15% per annum until the aggregate accrued interest thereunder equals 25% of the principal amount of such note, and (ii) 8% per annum thereafter. Immediately prior to the consummation of the Business Combination, each 2024 Convertible Note automatically converted into 8,089,532 shares of Legacy iLearningEngines thereby entitling the holder thereof to receive, in connection with the consummation of the Business Combination, a number of shares New iLearningEngines Common Stock (rounded down to the nearest whole share) equal to (i) 2.75, multiplied by the outstanding principal under such Convertible Note, plus all accrued and unpaid interest thereon, divided by (ii) $10.00. The price per share at which the Principal (as defined in the 2024 Convertible Note Purchase Agreement), together with accrued but unpaid interest, on each 2024 Convertible Note converts into Incentive Shares (as defined in the 2024 Convertible Note Purchase Agreement) is referred to as the “Conversion Price” herein.

In the event that the VWAP (as defined in the 2024 Convertible Note Purchase Agreement) of the New iLearningEngines Common Stock over the ten (10) trading days immediate preceding November 30, 2024 (the “Reference Date”) is below the Conversion Price, then the 2024 Convertible Note shall be converted into shares of New iLearningEngines Common Stock, together with a make-whole payment equal to a number of additional Incentive Shares (rounded down to the nearest whole share) equal to (i) the Conversion Price, divided by the Reference Price (as defined below), minus (ii) one (1). “Reference Price” means the greater of (i) the VWAP of the New iLearningEngines Common Stock over the ten (10) trading days immediately preceding the Reference Date and (ii) $1.00. Notwithstanding the foregoing, the maximum number of shares issuable pursuant to the 2024 Convertible Notes shall not exceed 10,000,000 Incentive Shares.

In connection with the issuance of the 2024 Convertible Notes, on March 21, 2024, (i) Legacy iLearningEngines entered into a joinder to the Amended and Restated Registration Rights Agreement with each of the 2024 Convertible Note Investors, and (ii) the 2024 Convertible Note Investors entered into subordination agreements in favor of any holder of senior debt, a form of which is attached hereto as Exhibit 10.31 and incorporated herein by reference.

A description of the 2024 Convertible Notes is included in Supplement No. 3 under the heading “Recent Developments – 2024 Convertible Notes”, which is incorporated herein by reference.

Sponsor Notes

In connection with the Closing, on April 16, 2024, the Sponsor elected to convert a portion of the principal owed into 460,384 shares. A description of the Promissory Notes is included in the Proxy Statement/Prospectus in the section entitled “Certain Arrowroot Relationships and Related Party Transactions  —  Promissory Notes” beginning on page 261 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The securities issued in connection with the conversion of the Convertible Sponsor Notes and the 2024 Convertible Notes have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(c) promulgated thereunder.

Amended and Restated Registration Rights Agreement

On April 16, 2024, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, New iLearningEngines, Arrowroot Acquisition LLC (the “Sponsor”), the independent directors of Arrowroot, and certain former stockholders of Legacy iLearningEngines and certain of their respective affiliates entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, the Company agreed to file a registration statement to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain New iLearningEngines securities that are held by the parties thereto (the “Registrable Securities”). Pursuant to the Amended and Restated Registration Rights Agreement, subject to certain requirements and customary conditions, the Company also grants piggyback registration rights and demand registration rights to the parties thereto, will pay certain expenses related to such registration and will indemnify the parties thereto against certain liabilities related to such registration. The Amended and Restated Registration Rights Agreement will terminate with respect to any party thereto, on the date that such party no longer holds any Registrable Securities. Each 2024 Convertible Note Investor signed a joinder to the Amended and Restated Registration Rights Agreement.

Forward Purchase Agreement

On April 26, 2023, Arrowroot and Polar entered into an agreement (“Forward Purchase Agreement”), pursuant to which, among other things, Arrowroot agreed to purchase up to 2,500,000 shares of Arrowroot Class A Common Stock from Polar at the price equal to the redemption price of the Public Shares at the Closing, plus $0.60 (the “FPA Redemption Price”). In exchange for Arrowroot’s purchase of the shares, Polar agreed to waive redemption rights on the shares that Polar owns in connection with the Business Combination. The Forward Purchase Agreement provides that at Closing, Arrowroot would pre-pay to Polar for the forward purchase an amount equal to the Prepayment Amount (as defined in the Forward Purchase Agreement). The scheduled maturity date of the forward transaction is one year from the Closing of the Business Combination (the “Maturity Date”), except that the Maturity Date may be accelerated if the shares trade under $2.00 for 10 out of 30 days or the shares are delisted by Nasdaq. Polar has the right to early terminate the transaction (in whole or in part) before the Maturity Date by delivering notice to Arrowroot. If Polar terminates the Forward Purchase Agreement with respect to some or all of the shares prior to the Maturity Date, Polar will return to Arrowroot the terminated shares and Arrowroot will make a payment equal to the number of such terminated shares multiplied by the FPA Redemption Price. Arrowroot can terminate the Forward Purchase Agreement prior to the redemption deadline if Arrowroot pays Polar a $300,000 break-up fee. On the Maturity Date, if Polar has not terminated the Forward Purchase Agreement in full, then Arrowroot may be required to make a cash payment to Polar equal to the number of shares (less any shares terminated prior to the Maturity Date) multiplied by $0.60, minus the Prepayment Amount.

On February 2, 2024, the Company entered into a Non-Redemption Agreement (the “Non-Redemption Agreement”) with Polar to redeem its shares of the Company’s Class A common stock (the “Class A Common Stock”) at the special meeting of stockholders held on February 2, 2024 (the “Extension Special Meeting”). Pursuant to the Non-Redemption Agreement, Polar agreed not to request redemption of 410,456 shares of Class A Common Stock (the “Non-Redeemed Shares”) in connection with the Extension Special Meeting. In consideration of Polar entering into the Non-Redemption Agreement, immediately following the closing of the Company’s initial business combination, Arrowroot agreed to forfeit 82,091 shares of Class B common stock (the “Class B Common Stock”), or 41,046 shares of Class B Common Stock in the event the initial business combination is consummated in February 2024 (“Forfeited Shares”). Pursuant to the terms of the Non-Redemption Agreement, the Company agreed to issue Polar and Polar agreed to acquire from the Company, a number of newly issued shares of common stock promptly following the consummation of the Company’s initial business combination.

Contingent on the closing of the Business Combination, Polar will purchase a number of shares up to 2,500,000 shares less the Public Shares (defined as number of shares owned by Polar on the day prior to the close of the Business Combination) from Arrowroot for the FPA Redemption Price per share (known as “Private Shares”). The purchase of the Private Shares will close promptly after the closing of the Business Combination. On April 9, 2024, Arrowroot and Polar entered into an agreement to modify the Forward Purchase Agreement, pursuant to which, Polar agreed not to purchase the Private Shares in exchange for $246,600. The agreement is contingent upon and effective immediately prior to the consummation of the Business Combination.

Deferred Underwriting Fee

On March 27, 2024, Arrowroot and Cantor entered into the Fee Reduction Agreement, pursuant to which Cantor has agreed to forfeit $4,062,500 of the deferred underwriting fees payable, resulting in a remainder of $6,000,000 of deferred underwriting fees payable (the “Reduced Deferred Fee”) by Arrowroot to Cantor subject to the closing of the Business Combination. The Reduced Deferred Fee shall be payable to Cantor in the form of shares of New iLearningEngines Common Stock in an amount of shares equal to the greater of (i) $6,000,000, divided by $10.00 and (ii) the quotient obtained by dividing (x) $6,000,000 by (y) the VWAP (as defined in the Fee Reduction Agreement) of New iLearningEngines Common Stock over the seven (7) trading days immediately prior to the initial filing of the Resale Registration Statement (as defined in the Fee Reduction Agreement). Under the Fee Reduction Agreement, the combined company will be subject to, among others, certain obligations with respect to the filing of the resale registration statement and maintaining the continued effectiveness of the resale registration statement, and a failure of the combined company to discharge such obligations may result in the ability of Cantor to require the combined company to pay the Reduced Deferred Fee in cash. The Fee Reduction Agreement only applies to the consummation of the Business Combination with iLearningEngines and no other potential business combinations that may be contemplated or consummated by Arrowroot. In the event that Arrowroot does not consummate the Business Combination with iLearningEngines, the original deferred fee shall become due and payable by Arrowroot to Cantor as originally set forth in the Underwriting Agreement, upon the consummation of a business combination. The foregoing description of the Fee Reduction Agreement is not intended to be complete and is qualified in its entirety by reference to the Fee Reduction Agreement, a copy of which is attached as Exhibit 10.36 to this Current Report on Form 8-K and is incorporated herein by reference.

Mizuho Fee Agreement

On June 5, 2020, Mizuho and iLearningEngines entered into a letter agreement (the “Mizuho Engagement Letter”) pursuant to which iLearningEngines engaged Mizuho as a financial advisor in connection with the Business Combination. On March 27, 2024, the Company and Mizuho amended the Mizuho Engagement Letter (the “Amended Mizuho Engagement Letter”), to provide that, in lieu of payment in cash of the full amount of any advisory fees or other fees or expenses owed under the Mizuho Engagement Letter, the iLearningEngines shall pay (or cause the combined company to pay) Mizuho the $7,500,000 Mizuho Fee in cash or New iLearningEngines Shares, at the sole discretion of the combined company. If iLearningEngines elects to pay the Mizuho Fee in New iLearningEngines Shares, then prior to the issuance of such shares, iLearningEngines has agreed to register such shares on Form S-3 or Form S-1 or any similar long-form registration statement that may be available at such time and to list such shares on the principal national securities exchange on which the New iLearningEngines Shares are then listed and traded. The foregoing description of the Amended Mizuho Engagement Letter is not intended to be complete and is qualified in its entirety by reference to the Amended Mizuho Engagement Letter, a copy of which is attached as Exhibit 10.37 to this Current Report on Form 8-K and is incorporated herein by reference.

BTIG Fee Agreement

On July 25, 2023, BTIG and Arrowroot entered into a letter agreement (the “BTIG Engagement Letter”) pursuant to which Arrowroot engaged BTIG as a capital markets advisor in connection with the Business Combination. On March 27, 2024, the BTIG and Arrowroot amended the BTIG Engagement Letter (the “BTIG Amendment”), to provide that, in lieu of payment in cash of the full amount of any advisory fees or other fees and expenses owed under the BTIG Engagement Letter, Arrowroot will pay to BTIG $3,000,000 in advisory fees (the “BTIG Advisory Fee”) and BTIG Expenses. The BTIG Expenses will be paid in cash upon the consummation of the Business Combination. The BTIG Advisory Fee will be payable to BTIG in the form of shares of New iLearningEngines Common Stock in an amount of shares equal to the greater of (i) $3,000,000, divided by $10.00 and (ii) the quotient obtained by dividing (x) $3,000,000 by (y) the VWAP (as defined in the BTIG Amendment) of New iLearningEngines Common Stock over the seven (7) trading days immediately prior to the initial filing of the Resale Registration Statement (as defined in the BTIG Amendment). Under the BTIG Amendment, the combined company will be subject to, among others, certain obligations with respect to the filing of the resale registration statement and maintaining the continued effectiveness of the resale registration statement, and a failure of the combined company to discharge such obligations may result in the ability of BTIG to require the combined company to pay the BTIG Advisory Fee in cash. The foregoing description of the BTIG Engagement Letter is not intended to be complete and is qualified in its entirety by reference to the BTIG Engagement Letter, a copy of which is attached as Exhibit 10.38 to this Current Report on Form 8-K and is incorporated herein by reference.

Cooley Fee Agreement

On October 20, 2020, Cooley and Arrowroot entered into a letter agreement (the “Cooley Engagement Letter”) pursuant to which Arrowroot engaged Cooley as a law firm in connection with the Business Combination. On March 27, 2024, Cooley and Arrowroot amended the Cooley Engagement Letter (the “Cooley Amendment”), to provide that, Arrowroot will pay to Cooley $2,000,000 in law fees (the “Cooley Deferred Law Fee”) in the form of a certain number of shares (the “Cooley Fee Shares”). The Cooley Fee Shares will be issued in the form of shares of New iLearningEngines Common Stock in an amount of shares equal to the greater of (i) $2,000,000, divided by $10.00 and (ii) the quotient obtained by dividing (x) $2,000,000 by (y) the VWAP (as defined in the Cooley Amendment) of New iLearningEngines Common Stock over the seven (7) trading days immediately prior to the initial filing of the Resale Registration Statement (as defined in the Cooley Amendment). Under the Cooley Amendment, the combined company will be subject to, among others, certain obligations with respect to the filing of the resale registration statement and maintaining the continued effectiveness of the resale registration statement.

Accounting Treatment of the Business Combination

The Business Combination is being accounted for as a reverse recapitalization in accordance with GAAP as iLearningEngines has been determined to be the accounting acquirer. Under this method of accounting, while Arrowroot is the legal acquirer, it is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of iLearningEngines issuing stock for the net assets of Arrowroot, accompanied by a recapitalization. The net assets of Arrowroot are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of iLearningEngines.

iLearningEngines has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The acquirer usually is the combining entity whose owners as a group retain or receive the largest portion of the voting rights in the combined entity. iLearningEngines holds majority voting interest (i.e., 50% or more voting interest);

●	The acquirer usually is the combining entity whose owners have the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity. iLearningEngines’ existing directors and individuals designated by, or representing, iLearningEngines’ existing stockholders will constitute at least three of the potential seven members of the initial New iLearningEngines Board following the consummation of the Business Combination, whereas one member will be designated by Arrowroot and the remainder to be mutually agreed by iLearningEngines and Arrowroot, indicating iLearningEngines’ existing directors and individuals will have more influence on the board of directors than Arrowroot;

●	The acquirer usually is the combining entity whose former management dominates the management of the combined entity. The representatives of iLearningEngines in the board of directors dominates the management of the combined entity;

●	The acquirer usually is the combining entity whose relative size (measured in, for example, assets, revenues, or earnings), is significantly larger than that of the other combining entity or entities. iLearningEngines is larger than Arrowroot based on balance sheet composition as of December 31, 2023, as well as revenues and operating income. Therefore, management determined that iLearningEngines’ relative size and scope of business is larger than Arrowroot; and

●	New iLearningEngines will continue to operate under the iLearningEngines tradename and the headquarters of New iLearningEngines will be iLearningEngines’ existing headquarters and the business combination was initiated by iLearningEngines.

Other factors were considered, including the purpose and intent of the Business Combination, noting that the preponderance of evidence as described above is indicative that iLearningEngines is the accounting acquirer in the Business Combination.

The following summarizes the pro forma shares of common stock of the Post-Combination Company outstanding immediately after the Closing of the Business Combination:

	No. of Shares	%
Former iLearningEngines equity holders	109,684,738	81.3%
Former Arrowroot Class A common stockholders	638,977	0.5%
Convertible Notes(1)	11,551,784	8.6%
WTI Term Loan Modification(3)	4,419,998	3.3%
Sponsor affiliates and certain current and former Arrowroot directors(2)	8,674,617	6.3%
Total shares of New iLearningEngines Common Stock outstanding at Closing	134,970,114	100.0%

(1)	Excludes Convertible Notes held by affiliates of the Sponsor.
(2)	Excludes 8,250,000 Private Warrants held by the Sponsor and includes 2,838,916 shares from conversion of Convertible Notes from Arrowroot Capital and 460,384 shares from conversion of Arrowroot Promissory Notes.
(3)	Includes 1,019,999 shares subject to cancellation. If the Company repays the Term Loans on or before (i) April 15, 2024, then 90% of the Loan Restructuring Shares will be cancelled, (ii) May 1, 2024, then 80% of the Loan Restructuring Shares will be cancelled, and (iii) July 1, 2024, then 50% of the Loan Restructuring Shares will be cancelled.

The following unaudited pro forma condensed combined balance sheet and statement of operations as of and for the year ended December 31, 2023 are based on the historical financial statements of iLearningEngines and Arrowroot. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2023

(Dollars in Thousands)

	As of December 31, 2023	As of December 31, 2023			As of December 31, 2023
	iLearning Engines, Inc. (Historical)	Arrowroot Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$4,763	$146	$5,667	b	$24,468
			(11,172)	d
			(4,561)	e
			29,415	o
			210	p
Restricted Cash	2,000	-	-		2,000
Accounts receivable	73,498	-	-		73,498
Contract asset	509	-	-		509
Prepaid expenses	62	48	-		110
Prepaid income tax	-	66	-		66
Total Current assets	80,832	260	19,559		100,651
Non current assets
Cash and investments held in trust account	-	46,745	(5,667)	b	-
			(36,311)	a
			(4,767)	r
Receivable from Technology Partner	13,602	-	-		13,602
Receivable from related party	465	-	-		465
Other assets	729	-	-		729
Deferred tax assets	5,703	-	-		5,703
Deferred transaction costs	3,990	-	(3,990)	d	-
Total Non current assets	24,489	46,745	(50,735)		20,499
Total Assets	$105,321	$47,005	$(31,176)		$121,150
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY					-
Current liabilities
Trade accounts payable	$3,753	$-	$(3,096)	d	$657
Accrued expenses	2,982	4,099	18,473	d	26,011

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2023

(Dollars in Thousands)

	As of December 31, 2023	As of December 31, 2023			As of December 31, 2023
	iLearning Engines, Inc. (Historical)	Arrowroot Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
			500	h
			(89)	g
			46	e
Current portion of long-term debt, net	10,517	-	(2,101)	q	8,416
Contract liability	2,765	-	-		2,765
Payroll taxes payable	3,037	-	-		3,037
Other current liabilities	116	-	-		116
Excise tax payable	-	2,472	-		2,472
Promissory note - related party	-	2,180	(2,180)	g	-
Forward purchase agreement liability	-	1,500	(1,500)	e	-
Convertible promissory note - related party	-	2,620	(2,620)	h	-
Total Current liabilities	23,170	12,871	7,433		43,474
Non Current liabilities					-
Long-term debt, net	10,679	-	3,815	q	14,494
Convertible notes	31,547	-	(31,547)	f	-
Warrant liability	11,870	1,810	(1,150)	i	660
			(11,870)	q
Payable to Technology Partner	49,163	-	-		49,163
Other non-current liabilities	74	-	-		74
Deferred underwriting fee payable	-	10,063	(4,063)	c	6,000
Derivative Liability	-	-	246	e	246
Total Non Current liabilities	103,333	11,873	(44,569)		70,637
Total Liabilities	$126,503	$24,744	$(37,136)		$114,111
Commitments and Contingencies					-
Class A common stock subject to possible redemption, $ 0.0001 par value	-	46,745	(5,667)	j	-

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2023

(Dollars in Thousands)

	As of December 31, 2023	As of December 31, 2023			As of December 31, 2023
	iLearning Engines, Inc. (Historical)	Arrowroot Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
			(36,311)	a
			(4,767)	r
Total Commitments and Contingencies	-	46,745	(46,745)		-
SHAREHOLDERS’ (DEFICIT) EQUITY					-
-
Preferred stock, $ 0.0001 par value	-	-	-		-
Common Shares: $ 0.0001 par value	10	-	1	f	14
			1	k
			1	m
			1	o
Class A common stock, $ 0.0001 par value	-	-	-		-
Class B common stock, $ 0.0001 par value	-	1	(1)	k	-
Additional paid-in capital	36,384	-	(26,485)	d	140,209
			2,120	h
			2,180	g
			17,400	f
			1,150	i
			5,667	j
			(24,485)	l
			(1)	m
			28,662	n
			29,414	o
			210	p
			67,993	q
Prepaid Forward Purchase Agreement	-	-	(4,314)	e	(4,314)
Accumulated deficit	(57,576)	(24,485)	4,063	c	(128,870)
			(4,054)	d
			89	g
			961	e
			14,146	f
			24,485	l
			(28,662)	n
			(57,837)	q
Total Shareholders’ (Deficit) Equity	(21,182)	(24,484)	52,705		7,039
Total Liabilities and Shareholders’ (Deficit) Equity	$105,321	$47,005	$(31,176)		$121,150

See accompanying notes to unaudited pro forma condensed combined financial information.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATION

For the year ended December 31, 2023

(Dollars in Thousands)

	For the Year ended December 31, 2023	For the Year ended December 31, 2023			For the Year ended December 31, 2023
	iLearning Engines, Inc. (Historical)	Arrowroot Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$420,582	$-	$-		$420,582
Cost of revenue	132,154	-	-		132,154
Gross profit	288,428	-	-		288,428
Operating expenses
Selling, general, and administrative expenses	140,897	5,488	(240)	aa	192,665
			46,731	bb
			(4,063)	kk
			3,852	cc
Research and development expenses	128,544	-	-		128,544
Total Operating expenses	269,441	5,488	46,280		321,209
Operating income	18,987	(5,488)	(46,280)		(32,781)
Interest expense	(6,274)	(89)	89	ee	(3,451)
			4,612	dd
			(1,789)	mm
Change in fair value of warrant liability	(771)	(1,700)	1,080	ff	(620)
			771	gg
Change in fair value of convertible notes	(14,147)	-	14,147	hh	-
Change in fair value of forward purchase agreement	-	(1,500)	1,500	ll	-
Loss on Forward Purchase Agreement	-	-	(246)	ll	(246)
Interest earned on cash and investments held in Trust Account	-	3,493	(3,493)	ii	-
Other income	(45)	-	-		(45)
Gain (Loss) on Loan Extinguishment	-	-	(57,836)	mm	(57,836)
Net loss before income tax expense	(2,250)	(5,284)	(87,445)		(94,979)
Income tax (expense) benefit	(2,157)	(565)	19,675	jj	16,908
			(46)	ll
Net loss	$(4,407)	$(5,849)	$(67,816)		$(78,071)
Net loss per common share – basic and diluted	$(0.05)	$-	-		$(0.58)
Weighted average common shares outstanding – basic and diluted	95,782,605	-	-		133,950,115
Net loss per share, Class A common stock – basic and diluted	-	$(0.37)	-		-
Weighted average shares outstanding of Class A common stock – basic and diluted	-	8,574,195	-		-
Net loss per share, Class B common stock – basic and diluted	-	$(0.37)	-		-
Weighted average shares outstanding of Class B common stock – basic and diluted	-	7,187,500	-		-

See accompanying notes to unaudited pro forma condensed combined financial information.

Amended Disclosure Regarding Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The Business Combination is being accounted for as a reverse recapitalization in accordance with GAAP as iLearningEngines has been determined to be the accounting acquirer, primarily due to the fact that iLearningEngines will control New iLearningEngines. Under this method of accounting, while Arrowroot is the legal acquirer, it is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of iLearningEngines issuing stock for the net assets of Arrowroot, accompanied by a recapitalization. The net assets of Arrowroot are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of iLearningEngines.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2023, assumes that the Business Combination occurred on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 present pro forma effect to the Business Combination as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 have been prepared using, and should be read in conjunction with, the following:

●	iLearningEngines’ audited consolidated balance sheet as of December 31, 2023 and the related notes as of December 31, 2023, included elsewhere in this Form 8-K.

●	Arrowroot’s audited consolidated balance sheet as of December 31, 2023 and the related notes as of December 31, 2023, incorporated by reference elsewhere in this Form 8-K, refer to the Arrowroot’s 10-K filed on April 1, 2024.

●	iLearningEngines’ audited consolidated statement of operations for the year ended December 31, 2023 and the related notes, included elsewhere in this Form 8-K.

●	Arrowroot’s audited consolidated statement of operations for the year ended December 31, 2023 and the related notes, incorporated by reference elsewhere in this Form 8-K, refer to the Arrowroot’s 10-K filed on April 1, 2024.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. New iLearningEngines believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The pro forma above reflect the basis the minimum cash condition has been waived as of the Closing Date.

Note 2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New iLearningEngines. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). New iLearningEngines has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New iLearningEngines filed consolidated income tax return during the year ended December 31, 2023.

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2023, are as follows:

(a)	Reflects the reduction of $36.3 million of cash and cash equivalents held in the Trust Account, due to the redemption of 3,428,783 shares on February 2, 2024.

(b)	Reflects the reclassification of $5.7 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(c)	Reflects the fee reduction of $4.1 million in deferred underwriting fees. The remaining balance represents a deferred equity payment and is classified as a liability at Closing.

(d)	Represents incurred and estimated transaction costs inclusive of advisory, banking, printing, legal and accounting fees as follows: (1) $11.2 million net cash paid at Closing, (2) settlement of $4.0 million deferred transaction cost at Closing, (3) settlement of $3.1 million accounts payable paid at Closing, (4) $18.4 million net accrued expenses consisting of $18.9 million new transaction costs not paid at Closing, $2.2 million income tax accrued at closing, $2.7 million historical accrued transaction costs paid, (5) $26.5 million equity issuance costs (does not include $4.1 million deferred underwriting fees in Note (c) treated as a reduction to additional paid-in capital, and (6) $4.1 million expensed at Closing. As of December 31, 2023, $5.0 million and $2.4 million transaction costs were expensed by iLearningEngines and Arrowroot.

(e)	Represents changes due to Polar’s Forward Purchase Agreement and Non-Redemption Agreement as follows: (1) $4.6 million of cash prepayment amount to Polar ($0.2 million payment as consideration towards removal of private shares from the Forward Purchase Agreement), (2) recognition of $0.2 million related derivative liability (3) recognition of $0.1 million from 1% excise tax liability, (4) elimination of $1.5 million prepaid Forward Purchase Agreement from exercise of the agreement and (5) 82,091 incentive shares are transferred from Class B Common Stock to Polar (Class A Common Stock).

(f)	Represents conversion of the Convertible Notes to 4,971,076 shares of New iLearningEngines Common Stock and a reversal of change in fair value of Convertible Notes of $14.1 million. Total outstanding principal amount of $17.4 million, multiplied by 2.75, and estimated accrued interest expense of $1.9 million at Closing are convertible into New iLearningEngines Common Stock at $10.00 per share.

(g)	Represents conversion of Arrowroot’s $0.5 million Second Promissory Note, $1.2 million Fourth Promissory Note, and an additional $0.5 million Third Promissory Note, and, into New iLearningEngines Common Stock at $10.00 per share. Notwithstanding the original terms the Promissory Notes, Arrowroot and iLearningEngines have agreed to settle the all Promissory Notes (including those in adjustment (g)) through a combination of 460,384 shares of New iLearningEngines Common Stock issued at close and a $0.5 million deferred cash payment

(h)	Represents (1) conversion of Arrowroot’s $1.5 million First Promissory Note and $1.1 million Third Promissory Note draw into New iLearningEngines Common Stock at $10.00 per share and (2) accrued expense of $0.5 million deferred payment of promissory notes. Notwithstanding the original terms the Promissory Notes, Arrowroot and iLearningEngines have agreed to settle the all Promissory Notes (including those in adjustment (g)) through a combination of 460,384 shares of New iLearningEngines Common Stock issued at close and a $0.5 million deferred cash payment

(i)	Represents the reclassification of Arrowroot’s Public Warrants from liability to equity classification upon Closing.

(j)	Represents the reclassification of Arrowroot Class A Common Stock subject to a redemption to permanent equity.

(k)	Represents the reclassification of Arrowroot Class B Common Stock to New iLearningEngines Common Stock in conjunction with the Business Combination.

(l)	Reflects the reclassification of Arrowroot historical accumulated deficit to additional paid-in-capital in connection with the consummation of the Business Combination.

(m)	Reflects the conversion of shares of iLearningEngines Common Stock of 95,782,605, shares of iLearningEngines Restricted Stock of 40,243,678, iLearningEngines RSUs of 7,138,438, and In2vate, LLC’s deferred consideration of 34,030 shares iLearningEngines Common Stock to New iLearningEngines Common Stock at a conversion rate of 0.80615. The New iLearningEngines Common Stock is issued to the shareholders in accordance with the Merger Consideration upon the Closing of the Business Combination.

(n)	Reflects the balance sheet adjustment of the stock-based compensation charge related to 360,290 shares of iLearningEngines Restricted Stock and 7,401,061 iLearningEngines RSUs that are vested upon the Closing of the Business Combination. The shares of New iLearningEngines Common Stock related to those RSUs will be issued at a subsequent date.

(o)	Represents conversion of the 2024 Convertible Notes to 8,089,532 shares of New iLearningEngines Common Stock. Total outstanding principal amount at transaction date was $29.4 million multiplied by 2.75 at Closing to determine number of New iLearningEngines Common Stock at $10.00 per share.

(p)	Reflects the additional draw of $0.2 million in Third and Fourth Arrowroot Promissory Notes after December 31, 2023, and the conversion of the Notes into New iLearningEngines Common Stock at $10.00 per share.

(q)	Represents the amendment to the Venture Lending & Leasing IX, Inc. loan documents and settlement of the warrant liability in New iLearningEngines Common Stock. Management is analyzing the technical accounting impact of the agreement amendment and adjustments in the pro forma only represent estimates which are subject to change.

(r)	Reflects the public shares redemption of 460,144 of Arrowroot for aggregate redemption payments of $4.8 million allocated to New iLearningEngines Common Stock and additional paid-in capital using par value of $0.0001 per share at a redemption price of $10.36 per share.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, are as follows:

(aa)	Reflects the elimination of the Arrowroot administrative service fee paid to the Sponsor that will cease upon the close of the business combination.

(bb)	Reflects incremental stock-based compensation expense related to shares of iLearningEngines Restricted Stock and iLearningEngines RSUs. 32,151,912 shares of iLearningEngines Restricted Stock issued to the founders will vest over ten years starting the Closing Date, 360,290 shares of iLearningEngines Restricted Stock issued to a former employee are vested at the Closing Date, 1,200,000 units of New iLearningEngines RSUs, and 7,138,438 units of iLearningEngines RSUs are vested over four years with one-year cliff starting the employee employment date, of which 7,040,771 and 97,667 units will be vested and unvested as of the Closing Date, respectively. The compensation charge is reflected as if the shares of restricted stock and RSUs were vested as of January 1, 2023, the date the Business Combination occurred for purposes of the unaudited pro forma condensed combined statement of operations. $28.7 million is expensed as a day one expense for shares vested upon the Closing Date, $18.1 million is expensed for the shares vested over the pro forma period ended December 31, 2023.

(cc)	Reflects the total transaction costs incurred and recorded as an expense in relation to the Business Combination. Transaction costs are reflected as if incurred on January 1, 2023, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. Refer to balance sheet adjustment (d).

(dd)	Represents an adjustment to eliminate interest expense after giving effect to the extinguishment of term loan at closing as if it had occurred on January 1, 2023. Refer to balance sheet adjustment (q).

(ee)	Reflects the elimination of interest expense accrued on Promissory Notes converted to New iLearningEngines Common Stock at Closing. Refer to balance sheet adjustment (g).

(ff)	Reflects the elimination of change in fair value of warrant liability related to Arrowroot’s Public Warrants, which are reclassified to equity from liability classification upon Closing. Refer to balance sheet adjustment (i). Arrowroot’s Private Warrants will stay liability classified.

(gg)	Reflects the elimination of change in fair value of warrant liability related to iLearningEngines’ Warrants, which are exchanged for New iLearningEngines Common Stock.

(hh)	Reflects the elimination of change in fair value of Convertible Notes that are converted into New iLearningEngines Common Stock upon Closing. Refer to balance sheet adjustment (f).

(ii)	Reflects the elimination of interest income on the cash and investments held in Trust Account.

(jj)	Reflects the estimated income tax impact related to the pro forma adjustments based upon a blended statutory rate.

(kk)	Reflects the fee reduction of $4.1 million in deferred underwriting fees. Refer to balance sheet adjustment (c).

(ll)	Reflects the (1) recognition of $0.2 million related derivative liability, (2) recognition of $0.1 million from 1% excise tax liability for Forward Purchase Agreement and (3) elimination of $1.5 million change in fair value of the Forward Purchase Agreement from exercise of the agreement. Refer to balance sheet adjustment (e).

(mm)	Represents the income statement impact of the amendment to the Venture Lending & Leasing IX, Inc. loan documents and settlement of the warrant liability in New iLearningEngines Common Stock. Management is analyzing the technical accounting impact of the agreement amendment and adjustments in the pro forma only represent estimates which are subject to change.

Note 4. Pro Forma Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination and related transactions are being reflected as if they had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the year ended December 31, 2023.

(in thousands, except share and per share data)	Year ended December 31, 2023
Pro forma net loss	$(78,071)
Weighted-average shares outstanding, basic and diluted (1)(2)	133,950,115
Net loss per share attributable to common stockholders, basic and diluted	$(0.58)

(1)	As the outstanding 14,374,975 shares of Public Warrants and 8,250,000 shares of Private Warrants are out-of-the-money and including them would have an anti-dilutive effect under the treasury stock method, they were excluded from the computation of diluted loss per share.

(2)	32,151,912 shares of restricted stock and 6,954,620 RSUs will be outstanding for New iLearningEngines at Closing are excluded from the calculations as their inclusion would be anti-dilutive.